EX-10.1
ERHC ENVIRONMENTAL REMEDIATION HOLDING CORP.
111 Tubing Road
Broussard, Louisiana 70318
phone (318) 264-9657 fax (318) 837-1095


March 14, 1997

                                    AGREEMENT

MYTEC AND ASSOCIATES: Hereinafter referred to as ("MYTEC"), SELLER


ENVIRONMENTAL REMEDIATION HOLDING CORP.: Hereinafter referred to as ("ERHC"), BUYER


SUBJECT:          WOODBINE FIELD


ERHC agrees to purchase the Woodbine oil field, located in Henderson, Texas of approximately 1200 acres and 100 wells and all equipment now on site for 200,000 shares of ERHC Rule 144 Stock.


ERHC guarantees that ERHC will buy back the stock and pay Mr. Mike Hutcheson and/or his designee $200,000 cash or MYTEC may elect to keep the stock in lieu of payment. MYTEC must notify ERHC within 45 days if they elect to keep the stock or be paid in full. If, for any reason, MYTEC elects to be paid the $200,000 and ERHC is unable to pay the funds to MYTEC as agreed, then ERHC will return title to the property to MYTEC and MYTEC will keep the stock.


/s/Mike Hutcheson
MYTEC and Associates, Inc.
Mike Hutcheson, President


/s/Sam L. Bass, Jr.
Environmental Remediation Holding Corp.
Mr. Sam Bass, Jr., Chairman
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